UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
________________________

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported):      September 12, 2008
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SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.
(Exact name of registrant as specified in its charter)
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Virginia	001-33037	20-1417448
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1770 Timberwood Boulevard
Suite 100
Charlottesville, Virginia 22911
(Address of principal executive offices, including zip code)
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Registrant’s telephone number, including area code:      (434) 973-5242
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 8.01 Other Events

On September 7, 2008, the U.S. Treasury, the Federal Reserve and the Federal Housing Finance Agency (FHFA) announced that FHFA was placing the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac) under conservatorship and would eliminate dividends on Fannie Mae and Freddie Mac common and preferred stock. These preferred stocks were also downgraded by the rating agencies to below investment grade. Southern National Bancorp of Virginia, Inc. (SNBV) believes that these government actions have adversely impacted the value of the Freddie Mac preferred stock held by SNBV and on September 12, 2008, determined that a charge would be required.

At June 30, 2008, SNBV held $1.4 million of Freddie Mac preferred stock. The impact of the above-described actions and concerns in the marketplace about the future value of Freddie Mac securities have caused the value of these investments to decrease materially. It is unclear when and if the value of the investment will improve. Based on these developments, SNBV expects to record an other-than-temporary impairment charge of the entire investment or $1.4 million to its income statement for the quarter ending September 30, 2008. The estimated after tax charge is $948 thousand. The company expects to be able to record a tax benefit for the impairment charge based on its evaluation of tax planning strategies.

SNBV expects to remain “well-capitalized” under regulatory standards with a Tier 1 capital ratio estimated to be in excess of 17% after the impairment charge.

SNBV does not hold any common or any other equity securities issued by Fannie Mae or Freddie Mac.

Forward-Looking-Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that relate to future events or the future performance of Southern National Bancorp of Virginia, Inc. Forward-looking statements are not guarantees of performance or results. These forward-looking statements are based on the current beliefs and expectations of the respective management of Southern National Bancorp and Sonabank and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties. Words like "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and similar expressions, should be considered as identifying forward-looking statements, although other phrasing may be used. Such forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q) filed by Southern National Bancorp. You should consider such factors and not place undue reliance on such forward-looking statements. No obligation is undertaken by Southern National Bancorp to update such forward-looking statements to reflect events or circumstances occurring after the issuance of this press release.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

Date: September 12, 2008                                                                                     By:  /s/ William H. Lagos
                                                                                                                                               William H. Lagos
               Senior Vice President and
               Chief Financial Officer